AMENDED SCHEDULE A
DATED AUGUST 22, 2008
TO THE
EXTENDED EXPENSE LIMITATION AGREEMENT
BETWEEN OLD MUTUAL FUNDS III AND OLD MUTUAL CAPITAL, INC.
DATED MARCH 3, 2008

Fund	Share Class	Expense Limit

Old Mutual 2011-2020 Conservative Fund	A	2.00%
	C	2.75%

Old Mutual 2011-2020 Moderate Fund	A	2.00%
	C	2.75%

Old Mutual 2011-2020 Aggressive Fund	A	2.00%
	C	2.75%

Old Mutual 2021-2030 Conservative Fund	A	2.00%
	C	2.75%

Old Mutual 2021-2030 Moderate Fund	A	2.00%
	C	2.75%

Old Mutual 2021-2030 Aggressive Fund	A	2.00%
	C	2.75%

Old Mutual 2031-2040 Conservative Fund	A	2.00%
	C	2.75%

Old Mutual 2031-2040 Moderate Fund	A	2.00%
	C	2.75%

Old Mutual 2031-2040 Aggressive Fund	A	2.00%
	C	2.75%

Old Mutual 2041-2050 Conservative Fund	A	2.00%
	C	2.75%

Old Mutual 2041-2050 Moderate Fund	A	2.00%
	C	2.75%

Old Mutual 2041-2050 Aggressive Fund	A	2.00%
	C	2.75%

Old Mutual Heitman Global Real Estate Securities Fund	A	3.00%
	C	3.75%

OLD MUTUAL FUNDS III		OLD MUTUAL CAPITAL, INC.

By:	/s/ Robert T. Kelly	By:	/s/ Mark E. Black
Name:	Robert T. Kelly	Name:	Mark E. Black
Title:	Treasurer	Title:	Chief Financial Officer